SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐ Fee paid previously with preliminary proxy materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: _____________________________________________
2.	Form, Schedule or Registration Statement No.: ____________________________

3.	Filing Party: _______________________________________________________
4.	Date Filed: _________________________________________________________

Notes.

Banner

Special Meeting of Shareholders

Shareholders of certain series of Nationwide Variable Insurance Trust are invited to participate in a proxy vote and special meeting.
Learn more

Page linked from Learn more:

Special Meeting of Shareholders and Proxy Vote
You may participate in the upcoming Proxy Vote and Special Meeting of Shareholders if you held shares as of the close of business on September 17, 2009 in the following series of Nationwide Variable Insurance Trust:

  NVIT Multi-Manager International Growth Fund
  NVIT Multi-Manager Large Cap Growth Fund
  NVIT Multi-Manager Large Cap Value Fund
  NVIT Multi-Manager Mid Cap Growth Fund
  NVIT Multi-Manager Mid Cap Value Fund
  NVIT Short Term Bond Fund
  Neuberger Berman NVIT Multi Cap Opportunities Fund
  Van Kampen NVIT Real Estate Fund

Proxy statement (PDF) When and Where Monday, November 30, 2009 10 a.m., Eastern Time 1000 Continental Drive, Suite 400 King of Prussia, PA 19406

How to Vote
Vote anytime – 24 hours a day, seven days a week until Monday, November 30, 2009 at 10 a.m., Eastern Time. Please have your proxy card on hand.

  By phone – 1-800-690-6903
  Online – www.proxyvote.com
  By mail – complete and return your proxy card in the postage-paid envelope we provided

Need help?
If you need help or have questions, please call the Trust at 1-800-848-0920, Monday - Friday, 8 a.m. to 9 p.m., Eastern Time. To order additional proxy materials, please call our 24-hour automated phone line, 800-579-1639.